EXHIBIT 99.1

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                             AMERICAN BANK AND TRUST
                             101 West Garden Street
                            Pensacola, Florida 32501

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                            BANK'S BOARD OF DIRECTORS

The undersigned shareholder(s) of American Bank and Trust (the "Bank") hereby revoke(s) any proxy heretofore given and appoint(s) ______________________ and ________________________, and any one of them, as proxies, each with the full power of substitution and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Bank owned of record by the undersigned at the close of business on _____________, 1996, at the Special Meeting of Shareholders of the Bank called for and to be held at the Bank's main office, 101 West Garden Street, Pensacola, Florida 32501, on
______________,  _____________,  1996 at  _____  a.m.,  local  time,  and at any adjournment thereof, as follows:

     1. The proposal to approve an Agreement and Plan of Merger dated April 18, 1996, as amended, and a related merger agreement (collectively, the "Plan of Merger") pursuant to which, among other things: (a) the Bank would merge into Whitney National Bank of Florida, a newly formed, wholly-owned bank subsidiary of Whitney Holding Corporation ("Whitney"), and (b) each outstanding share of common stock of the Bank would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger, all as more fully described in the accompanying Proxy Statement - Prospectus.

         [   ] FOR                 [   ] AGAINST                 [   ] ABSTAIN

     2. In their discretion, to vote upon such other matters that may properly be brought before the meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED IN FAVOR OF THE PLAN OF MERGER.

                                          DATED:___________________ , 1996


                                          --------------------------------------
                                          (Signature of Shareholder)


                                          --------------------------------------
                                          (Signature of Joint Shareholder)

When signing as attorney, executor, administrator, tutor, trustee, curator, guardian or other fiduciary, please give full title and attach a certified copy of authority.

Please sign, date and return your proxy promptly in the enclosed postage paid envelope.



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